CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.

                                                      /s/ ARTHUR ANDERSEN LLP
                                                          ARTHUR ANDERSEN LLP
Dallas, Texas
July 2, 1996